Execution Version [John Wiley & Sons] Third Amendment #5364448936 THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 15, 2026 (this “Amendment”), is by and among JOHN WILEY & SONS, INC., a New York corporation (the “Company”), JOHN WILEY & SONS LIMITED, a private limited company incorporated under the laws of England and Wales (“Wiley UK”), WILEY-VCH GmbH, a limited liability company organized under the laws of Germany (“Wiley-VCH”), J WILEY LIMITED, a private limited company incorporated under the laws of England and Wales (“J.Wiley UK”), WILEY EUROPE INVESTMENT HOLDINGS LIMITED, a private limited company incorporated under the laws of England and Wales (“WEIHL” and, together with Wiley UK and J.Wiley UK, collectively, the “UK Borrowers” and, together with Wiley-VCH and the Company, the “Borrowers” and each a “Borrower”), the other Loan Parties party hereto, each of the financial institutions with an Incremental Term Commitment (as defined below) party hereto (the "Incremental Lenders" and each an "Incremental Lender"), each other Lenders party hereto, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below). W I T N E S S E T H WHEREAS, the Company, the other Loan Parties party thereto, the Lenders and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of May 30, 2019 (as amended, supplemented, extended, restated or otherwise modified from time to time, including pursuant to that certain First Amendment thereto, dated as of December 15, 2021, and pursuant to that certain Second Amendment thereto, dated as of November 30, 2022, the “Credit Agreement”); WHEREAS, the Company has requested (i) the establishment of Incremental Term Commitments in an aggregate principal amount of $300,000,000 pursuant to Section 2.15 of the Credit Agreement (the "Incremental Term Commitment"), and (ii) certain other amendments to the Credit Agreement; and WHEREAS, (i) each Incremental Lender has agreed to provide the Incremental Term Commitment, and (ii) the Administrative Agent and the Required Lenders agree to the other amendments to the Credit Agreement, in each case on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Article 1 AGREEMENTS 1.1 Incremental Commitments. The parties hereto agree as follows: (a) Subject to the terms and conditions set forth herein, each Incremental Lender agrees, severally and not jointly, to make a Term Loan in U.S. Dollars to the Company on the Amendment Effective Date in an aggregate principal amount equal to its Incremental Term Commitment as set forth opposite such Incremental Lender’s name on Schedule 2.01 of the Credit Agreement (as amended hereby) (the "Incremental Term Loans"). Amounts paid or prepaid in respect of the Incremental Term Loans may not be reborrowed. The funding of the Incremental Term Loans on the Amendment Effective Date shall be made in the manner contemplated by Sections 2.02 and 2.15 of the Credit Agreement; provided that it is acknowledged and agreed that

2 [John Wiley & Sons] Third Amendment #5364448936 this Amendment is sufficient to satisfy any notice requirements set forth in Section 2.15(c) of the Credit Agreement. (b) Except as expressly set forth in this Amendment, the terms and provisions applicable to the Incremental Term Loans shall be identical to the terms and provisions with respect to the Term Loans (it being understood and agreed that upon the making thereof, the Incremental Term Loans shall be a part of the Term Loans). For the avoidance of doubt, (i) the Applicable Rate for the Incremental Term Loans shall be the Applicable Rate set forth for the Term Loans and (ii) the maturity date for the Incremental Term Loans shall be the Maturity Date for the Term Facility. (c) The Increase Effective Date for the Incremental Term Commitment shall be the Amendment Effective Date (as defined below). (d) The Incremental Term Commitment shall reduce the aggregate amount available for increases in the Aggregate Commitments set forth in Section 2.15(a) of the Credit Agreement on a dollar for dollar basis. (e) The Incremental Term Loans and the Incremental Term Commitment established pursuant to this Amendment shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees created by the Loan Documents. (f) Upon the making of the Incremental Term Loans hereunder, the Incremental Lenders shall be entitled to all the rights of, and benefits accruing to, Term Lenders or Lenders, as applicable, under the Credit Agreement and the other Loan Documents, and shall be bound by all agreements, acknowledgements and other obligations of the Term Lenders or Lenders, as applicable, under the Credit Agreement and the other Loan Documents. (g) To the extent its consent is required under the Credit Agreement, each of the Company and the Administrative Agent hereby consents to the identity of each Incremental Lender. 1.2 Amendments to Credit Agreement. Upon the Amendment Effective Date: (a) The Credit Agreement (and to the extent provided in Exhibit A hereto, each of the exhibits, schedules and appendices to the Credit Agreement) is hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following examples: stricken text and stricken text) and (b) to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked pages of the Credit Agreement (and to the extent provided in Exhibit A hereto, each of the exhibits, schedules and appendices to the Credit Agreement) attached hereto as Exhibit A hereto and made a part hereof for all purposes.. (b) Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto and made a part hereof for all purposes. 1.3 Conflict with Loan Documents. In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

3 [John Wiley & Sons] Third Amendment #5364448936 Article 2 CONDITIONS TO EFFECTIVENESS This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) (the “Amendment Effective Date”): 2.1 Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by the Loan Parties, each of the Incremental Lenders, the Required Lenders, and the Administrative Agent. 2.2 Executed Term Notes. To the extent requested by any Incremental Lender, each such Incremental Lender shall have received a Term Note, in respect of its Incremental Term Loans, duly executed by the Company. 2.3 Officer’s Certificate. The Administrative Agent shall have received (i) certificates executed by a secretary, assistant secretary or equivalent of each Loan Party, which certify and attach true and complete copies of the Organization Documents of each Loan Party, resolutions of its board of directors or equivalent governing body and incumbency of signatories (or equivalents) to the Loan Documents and (ii) such customary documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized, incorporated or formed (as applicable), and that each Loan Party is validly existing and in good standing and is qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. 2.4 Legal Opinions of Counsel. The Administrative Agent shall have received a favorable opinion or opinions of counsel for the Loan Parties, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent. 2.5 Default. Both before and after giving effect to this Amendment and the making of the Incremental Term Loans, no Default shall exist. 2.6 Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension with respect to any Loans (including the Incremental Term Loans) to be made on the Amendment Effective Date. 2.7 Anti-Money Laundering; Beneficial Ownership. (a) Upon the reasonable request of any Lender made at least ten (10) days prior to the Amendment Effective Date, each Loan Party shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the Patriot Act Disclosures so requested, and (b) at least five (5) days prior to the Amendment Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. 2.8 Closing Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company (i) certifying that (A) with respect to the Company and its Subsidiaries, there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (B) there is no action, suit, investigation or proceeding pending or, to the knowledge

4 [John Wiley & Sons] Third Amendment #5364448936 of the Company, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect, and (ii) either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of this Amendment, if any, and certifying that such consents, licenses and approvals are in full force and effect, or (B) stating that no such consents, licenses or approvals are so required. 2.9 Fees, Costs and Expenses. The Administrative Agent shall have received from the Company such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Holland & Knight LLP, counsel to the Administrative Agent, shall have received from the Company payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment, in each case, to the extent required to be paid by the Company pursuant to Section 10.04 of the Credit Agreement and invoiced prior to or on the Amendment Effective Date. Article 3 MISCELLANEOUS 3.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms. 3.2 Representations and Warranties of Loan Parties. Each Loan Party represents and warrants as follows: (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment. (b) This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment. (d) The representations and warranties of such Loan Party in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the Amendment Effective Date, except that (i) such representations and warranties that specifically refer to an earlier date shall be true and correct in all material respects as of such earlier date, (ii) such representations and warranties shall be true and correct in all respects to the extent they are qualified by a materiality standard and (iii) the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

5 [John Wiley & Sons] Third Amendment #5364448936 (e) As of the Amendment Effective Date, no event has occurred and is continuing which constitutes a Default or an Event of Default. (f) The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims. 3.3 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document to which each such Loan Party is a party, and acknowledges and reaffirms that it is (a) bound by all terms of the Credit Agreement and each such Loan Document applicable to it and (b) responsible for the observance and full performance of its respective Obligations. 3.4 Reaffirmation of Guaranties. Each Guarantor reaffirms its guarantee of the Guaranteed Obligations under the terms and conditions of the applicable Guaranty and agrees that such Guaranty remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Guarantor hereby confirms that it consents to the terms of this Amendment, including, without limitation, the extension in whole or in part of the Loans under the Credit Agreement, all of which constitute “Guaranteed Obligations” of such Guarantor under the Guaranty. Each Guarantor hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Guaranteed Obligations, including without limitation the payment and performance of all such applicable Guaranteed Obligations that are joint and several obligations of each such Guarantor now or hereafter existing; (ii) acknowledges and agrees that its Guaranty and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each Guaranteed Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Guarantor to avoid or delay timely performance of its obligations under the Loan Documents. 3.5 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement. 3.6 Expenses. Each Loan Party agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, in each case to the extent required to be paid pursuant to Section 10.04 of the Credit Agreement. 3.7 Further Assurances. Each Loan Party agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment. 3.8 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. 3.9 Counterparts; Delivery. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or

6 [John Wiley & Sons] Third Amendment #5364448936 acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. 3.10 No Actions, Claims, Etc. As of the date hereof, the Company, on behalf of itself and each other Loan Party, hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof. 3.11 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. 3.12 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. 3.13 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

John Wiley & Sons, Inc. Third Amendment to Credit Agreement IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written. JOHN WILEY & SONS, INC. By: /s/ Kevin Monaco Name: Kevin Monaco Title: Senior Vice President, Treasurer and Tax JOHN WILEY & SONS LIMITED By: /s/ Ben Wardleworth Name: Ben Wardleworth Title: Director J WILEY LIMITED By: /s/ Ben Wardleworth Name: Ben Wardleworth Title: Director WILEY EUROPE INVESTMENT HOLDINGS LIMITED By: /s/ Ben Wardleworth Name: Ben Wardleworth Title: Director WILEY-VCH GMBH By: /s/ Guido Hermann Name: Guido Herrmann Title: Managing Director

John Wiley & Sons, Inc. Third Amendment to Credit Agreement WILEY PERIODICALS, LLC By: /s/ Kevin Monaco Name: Kevin Monaco Title: Treasurer WWL LLC By: : /s/ Kevin Monaco Name: Kevin Monaco Title: Treasurer INSCAPE PUBLISHING, LLC By: : /s/ Kevin Monaco Name: Kevin Monaco Title: Treasurer ATYPON SYSTEMS, LLC By: : /s/ Kevin Monaco Name: Kevin Monaco Title: Treasurer WILEY INTERNATIONAL, LLC By: : /s/ Kevin Monaco Name: Kevin Monaco Title: Treasurer

John Wiley & Sons, Inc. Third Amendment to Credit Agreement JOHN WILEY & SONS (HK) LIMITED By: /s/ Karl Schliesing Name: Karl Schliesing Title: Director WILEY HK2 LIMITED By: /s/ Karl Schliesing Name: Karl Schliesing Title: Director WILEY EUROPE LIMITED By: /s/ Ben Wardleworth Name: Ben Wardleworth Title: Director WILEY HEYDEN LIMITED By: /s/ Ben Wardleworth Name: Ben Wardleworth Title: Director

John Wiley & Sons, Inc. Third Amendment to Credit Agreement ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Felicia Brinson______________________ Name: Felicia Brinson Title: Assistant Vice President

John Wiley & Sons, Inc. Third Amendment to Credit Agreement BANK OF AMERICA, N.A., In its capacity as a Lender, including by reference as an Incremental Lender By: /s/ Jana L. Baker Name: Jana L. Baker Title: Senior Vice President

John Wiley & Sons, Inc. Third Amendment to Credit Agreement PNC BANK, NATIONAL ASSOCIATION, In its capacity as a Lender (including by reference as an Incremental Lender) By: /s/ Blaise Schultheis Name: Blaise Schultheis Title: Managing Director

John Wiley & Sons, Inc. Third Amendment to Credit Agreement JPMORGAN CHASE BANK, N.A., in its capacity as a Lender (including by reference as an Incremental Lender) By: /s/ Christopher Beery Name: Christopher Beery Title: Vice President

John Wiley & Sons, Inc. Third Amendment to Credit Agreement U.S. BANK, NATIONAL ASSOCIATION, as a Lender (including by reference as an Incremental Lender) By: /s/ Steven J. Correll Name: Steven J. Correll Title: Senior Vice President

John Wiley & Sons, Inc. Third Amendment to Credit Agreement HSBC BANK USA, NATIONAL ASSOCIATION, in its capacity as a Lender ( By: /s/ Jillian Clemons Name: Jillian Clemons Title: Senior Vice Preident

John Wiley & Sons, Inc. Third Amendment to Credit Agreement THE HUNTINGTON NATIONAL BANK, in its capacity as a Lender (including by reference as an Incremental Lender) By: /s/ Martin H. McGinty Name: Martin H. McGinty Title: Director

John Wiley & Sons, Inc. Third Amendment to Credit Agreement FLAGSTAR BANK, N.A., in its capacity as a Lender (including by reference as an Incremental Lender) By: /s/ Mike Maher Name: Mike Maher Title: Vice President

Exhibit A to Third Amendment Exhibit A Amended Credit Agreement [Attached]

Exhibit B

Commitments and Applicable Percentages

Lenders	Revolving Commitment	Revolving Commitment Applicable Percentage	Third Amendment Incremental Term Commitment	Term Commitments as of Second Amendment Effective Date	Term Facility Applicable Percentage as of the Third Amendment Effective Date	Total Commitments Applicable Percentage as of the Third Amendment Effective Date
Bank of America, N.A.	$207,500,000.00	18.609865471%	$50,000,000.00	$42,500,000.00	18.355263158%	18.533805031%
PNC Bank, National Association	$152,500,000.00	13.677130045%	$87,500,000.00	$27,500,000.00	23.486842105%	16.607704403%
JPMorgan Chase Bank, N.A.	$152,500,000.00	13.677130045%	$50,000,000.00	$27,500,000.00	15.592105263%	14.249213836%
TD Bank, N.A.	$166,666,666.67	14.947683109%	---	$33,333,333.33	6.140350878%	12.316561845%
Truist Bank	$152,500,000.00	13.677130045%	---	$27,500,000.00	5.065789474%	11.104559748%
U.S. Bank National Association	$75,000,000.00	6.726457399%	$50,000,000.00	---	10.526315789%	7.861635220%
HSBC Bank USA, National Association	$62,500,000.00	5.605381166%	$18,750,000.00	$12,500,000.00	6.250000000%	5.797955975%
The Huntington National Bank	$62,500,000.00	5.605381166%	$18,750,000.00	$12,500,000.00	6.250000000%	5.797955975%
Citizens Bank, N.A.	$62,500,000.00	5.605381166%	---	$12,500,000.00	2.302631579%	4.618710692%
Flagstar Bank, N.A.	$20,833,333.33	1.868460388%	$25,000,000.00	$4,166,666.67	6.030701754%	3.111897274%
Total:	**$1,115,000,000.00**	**100.000000%**	**$300,000,000**	**$200,000,000.00**	**100%**	**100%**

Exhibit B to Third Amendment